UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2018

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”
On January 18, 2018, CTI BioPharma Corp. (the “Company”) issued an Italian Press Release disclosing the expected effective date of the merger of the Company with and into its wholly-owned Delaware subsidiary named CTI Biopharma Corp. and the delisting from Borsa Italiana’s Main Market (MTA), subject to shareholder approval at the shareholders’ meeting. An English translation of the Italian Press Release is attached hereto as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	English Translation of Press Release of CTI BioPharma Corp., dated January 18, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: January 18, 2018	By:	/s/ David H. Kirske
David H. Kirske
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	English Translation of Italian Press Release of CTI BioPharma Corp., dated January 18, 2018.